                                                                     EXHIBIT 4.1

                              EQUIPE TECHNOLOGIES
                        NOTICE OF GRANT OF STOCK OPTION
                        -------------------------------

     Notice is hereby given of the following stock option grant (the "Option") to purchase shares of the Common Stock of Equipe Technologies (the "Corporation"):


     Optionee:
     --------

     Grant Date:
     ----------

     Exercise Price:
     --------------

     Number of Option Shares:
     -----------------------

     Expiration Date:
     ---------------

     Type of Option:    Non-Statutory Stock Option
     --------------

     Exercise Schedule: The Option shall become exercisable for all the Option
     -----------------
     Shares immediately upon the Optionee's completion of        years of
     Service measured from the Grant Date:

     Optionee agrees to be bound by the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A. Optionee understands that any Option Shares purchased under the Option will be subject to the terms set forth in the Stock Purchase Agreement attached hereto as Exhibit B. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

DATED AS OF:

                                            EQUIPE TECHNOLOGIES

                                            By:
                                                   -----------------------------

                                            Title:
                                                   -----------------------------


                                            ------------------------------------
                                                         , OPTIONEE

                                            Address:
                                                     ---------------------------

                                            ------------------------------------


ATTACHMENTS: Exhibit A - Stock Option Agreement
-----------  Exhibit B - Stock Purchase Agreement

                                   EXHIBIT A
                                   ---------

                            STOCK OPTION AGREEMENT

                              EQUIPE TECHNOLOGIES
                            STOCK OPTION AGREEMENT
                            ----------------------


RECITALS
--------

     A. The Board has approved the issuance of options to purchase Common Stock of the Corporation for the purpose of retaining the services of selected individuals in the employ or service of the Corporation (or any Parent or Subsidiary).

     B. Optionee is to render valuable services to the Corporation (or a Parent or Subsidiary) and is to receive a stock option grant in connection with the performance of such services.

     C. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

          NOW, THEREFORE, it is hereby agreed as follows:

          1.   Grant of Option. The Corporation hereby grants to Optionee, as of
               ---------------
the Grant Date, a non-statutory option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

          2.   Option Term. This option shall have a term of ten (10) years
               -----------
measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

          3.   Limited Transferability. During Optionee's lifetime, this option
               -----------------------
shall be exercisable only by Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following Optionee's death.

          4.   Dates of Exercise. This option shall become exercisable for the
               -----------------
Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

          5.   Cessation of Service. The option term specified in Paragraph 2
               --------------------
shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

           (a) Should Optionee cease to remain in Service for any reason (other than death, Disability or Misconduct) while this option is outstanding, then Optionee shall have a period of three (3) months (commencing with the date of such cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

           (b) Should Optionee die while this option is outstanding, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise this option. Such right shall lapse, and this option shall cease to be outstanding, upon the earlier of (i) the expiration of the twelve (12)-month period measured from the
-------
date of Optionee's death or (ii) the Expiration Date.

           (c) Should Optionee cease Service by reason of Disability while this option is outstanding, then Optionee shall have a period of twelve (12) months (commencing with the date of such cessation of Service) during which to exercise this option. In no event, however, shall this option be exercisable at any time after the Expiration Date.

           (d) During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of Option Shares for which the option is exercisable at the time of Optionee's cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any otherwise exercisable Option Shares for which the option has not been exercised. However, to the extent this option is not exercisable for one or more Option Shares at the time of Optionee's cessation of Service, this option shall immediately terminate and cease to be outstanding with respect to those shares.

           (e) Should the Optionee's Service be terminated for Misconduct, then this option shall immediately terminate and cease to be outstanding.

     6.    Corporate Transaction.
           ---------------------

           (a) In the event of any Corporate Transaction, this option shall be assumed by the successor corporation (or parent thereof), and this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate
                                                      --------
Exercise Price shall remain the same.

           (b) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

          7.   Adjustment in Option Shares. Should any change be made to the
               ---------------------------
Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

          8.   Shareholders Rights. The holder of this option shall not have any
               -------------------
shareholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

          9.   Manner of Exercising Option.
               ---------------------------

               (a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

                      (i) Execute and deliver to the Corporation a Purchase Agreement for the Option Shares for which the option is exercised.

                      (ii) Pay the aggregate Exercise Price for the purchased shares in cash or check made payable to the Corporation.

               Should the Common Stock (or any other class of securities for which this option becomes exercisable) be registered under Section 12 of the 1934 Act at the time the option is exercised, then the Exercise Price may also be paid as follows:

                      (A) in shares of Common Stock (or any other Section 12 registered securities for which this option is at the time exercisable) held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

                      (B) through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (a) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

                         (iii) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

                         (iv) Execute and deliver to the Corporation such written representations as may be requested by the Corporation in order for it to comply with the applicable requirements of Federal and state securities laws.

                         (v) Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise.

                  (b) As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

                  (c) In no event may this option be exercised for any fractional shares.

              10. Compliance with Laws and Regulations.
                  ------------------------------------

                  (a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

                  (b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

              11. Successors and Assigns. Except to the extent otherwise
                  ----------------------
provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee's assigns and the legal representatives, heirs and legatees of Optionee's estate.

      12.   Notices. Any notice required to be given or delivered to the
            -------
Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

      13.   Construction. All decisions of the Board with respect to any
            ------------
question or issue arising under this Agreement shall be conclusive and binding on all persons having an interest in this option.

      14.   Governing Law. The interpretation, performance and enforcement of
            -------------
this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

                                   APPENDIX
                                   --------


           The following definitions shall be in effect under the Agreement:

     A.    Agreement shall mean this Stock Option Agreement.
           ---------

     B.    Board shall mean the Corporation's Board of Directors.
           -----

     C.    Code shall mean the Internal Revenue Code of 1986, as amended.
           ----

     D.    Common Stock shall mean the Corporation's common stock.
           ------------

     E.    Corporate Transaction shall mean either of the following
           ---------------------
shareholder-approved transactions to which the Corporation is a party:

         (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

         (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

     F.    Corporation shall mean Equipe Technologies, a California corporation.
           -----------

     G.    Disability shall mean the inability of Optionee to engage in any
           ----------
substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Plan Administrator on the basis of such medical evidence as the Plan Administrator deems warranted under the circumstances.

     H.    Employee shall mean an individual who is in the employ of the
           --------
Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

     I.    Exercise Date shall mean the date on which the option shall have been
           -------------
exercised in accordance with Paragraph 9 of the Agreement.

     J.    Exercise Price shall mean the exercise price per share as specified
           --------------
in the Grant Notice.

     K.   Expiration Date shall mean the date on which the option expires as
          ---------------
specified in the Grant Notice.

     L.   Grant Date shall mean the date of grant of the option as specified in
          ----------
the Grant Notice.

     M.   Grant Notice shall mean the Notice of Grant of Stock Option
          ------------
accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

     N.   Misconduct shall mean the commission of any act of fraud, embezzlement
          ----------
or dishonesty by the Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of Optionee or any other person in the Service of the Corporation (or any Parent or Subsidiary).

     O.   1934 Act shall mean the Securities Exchange Act of 1934, as amended.
          --------

     P.   Non-Statutory Option shall mean an option not intended to satisfy the
          --------------------
requirements of Code Section 422.

     Q.   Option Shares shall mean the number of shares of Common Stock subject
          -------------
to the option.

     R.   Optionee shall mean the person to whom the option is granted as
          --------
specified in the Grant Notice.

     S.   Parent shall mean any corporation (other than the Corporation) in an
          ------
unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     T.   Purchase Agreement shall mean the stock purchase agreement in
          ------------------
substantially the form of Exhibit B to the Grant Notice.

     U.   Service shall mean the Optionee's performance of services for the
          -------
Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or a consultant.

     V.   Subsidiary shall mean any corporation (other than the Corporation) in
          ----------
an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                                   EXHIBIT B
                                   ---------

                           STOCK PURCHASE AGREEMENT

                              EQUIPE TECHNOLOGIES
                           STOCK PURCHASE AGREEMENT
                           ------------------------



        AGREEMENT made as of this __ day of __________ 19__, by and between Equipe Technologies, a California corporation (the "Corporation"), and __________________________________________________, the holder of a stock option to purchase shares of the Corporation's common stock ("Optionee").

        The securities subject to this Agreement are being issued in connection with the Optionee's performance of services for the Corporation and not for capital-raising purposes or in connection with capital-raising activities.

         All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or in the attached Appendix.

        A.  EXERCISE OF OPTION
            ------------------

            1.   Exercise. Optionee hereby purchases ____________ shares of
                 --------
Common Stock (the "Purchased Shares") pursuant to that certain option (the "Option") granted Optionee on __________________, 199_ (the "Grant Date") to purchase up to __________________ shares of Common Stock at the exercise price of $________ per share (the "Exercise Price").

            2.   Payment. Concurrently with the delivery of this Agreement to
                 -------
the Corporation, Optionee shall pay the Exercise Price for the Purchased Shares in accordance with the provisions of the Option Agreement and shall deliver whatever additional documents may be required by the Option Agreement as a condition for exercise.

            3.   Shareholder Rights. Upon execution of this Agreement and
                 ------------------
payment of the Exercise Price for the Purchased Shares, Optionee (or any successor in interest) shall have all the rights of a shareholder (including voting, dividend and liquidation rights) with respect to those Purchased Shares.

     THE SALE OF THE SHARES SUBJECT TO THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, AND THE ISSUANCE OF SUCH SHARES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SUCH SHARES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UNLESS THE SALE IS SO EXEMPT.

      B.   SECURITIES LAW COMPLIANCE
           -------------------------

           1.   Restricted Securities. The Purchased Shares have not been
                ---------------------
registered under the 1933 Act and are being issued to Optionee in reliance upon the exemption from such registration provided by SEC Rule 701 for stock issuances pursuant to compensatory arrangements. Optionee hereby confirms that Optionee has been informed that the Purchased Shares are restricted securities under the 1933 Act and may not be resold or transferred unless the Purchased Shares are first registered under the Federal securities laws or unless an exemption from such registration is available. Accordingly, Optionee hereby acknowledges that Optionee is prepared to hold the Purchased Shares for an indefinite period and that Optionee is aware that SEC Rule 144 issued under the 1933 Act which exempts certain resales of unrestricted securities is not presently available to exempt the resale of the Purchased Shares from the registration requirements of the 1933 Act.

           2.   Representations and Warranties of Optionee. Optionee hereby
                ------------------------------------------
represents and warrants that:

                     (i) The Purchased Shares are being acquired for investment purposes only for the Optionee's own account, and not as a nominee or agent, and not with a view to the resale or distribution of all or any part of the Purchased Shares. Optionee is prepared to hold the Purchased Shares for an indefinite period and has no present intention of selling, granting any participating interest in, or otherwise distributing any of the Purchased Shares. Optionee does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant a participating interest in, any of the Purchased Shares.

                     (ii) Optionee has a preexisting personal or business relationship with either the Corporation or certain Board members or officers of the Corporation which is a nature and duration sufficient to make Optionee aware of the character, business acumen and general business and financial circumstances of the Corporation and/or such Board members or officers. In addition, Optionee has been furnished with, and has had access to, such information concerning the Corporation's business, management and financial condition as he or she considers necessary or appropriate for deciding whether to invest in the Purchased Shares, and Optionee has had an opportunity to ask questions and receive answers from the Corporation regarding the terms and conditions of the issuance of the Purchased Shares.

                     (iii) Optionee is able to fend for him or herself in the transactions contemplated by this Agreement, can bear the economic risk of investment in the Purchased Shares and has such knowledge and experience in financial or business matters to be capable of evaluating the merits and risks of the investment in the Purchased Shares. Optionee is fully aware of: (i) the speculative nature of the investment in the Purchased Shares; (ii) the financial risk involved; (iii) the lack of liquidity for the Purchased Shares and (iv) the transfer restrictions applicable to the Purchased Shares.

           3.  Restrictions on Disposition of Purchased Shares. Optionee shall
               -----------------------------------------------
make no disposition of the Purchased Shares (other than a Permitted Transfer) unless and until Optionee shall have provided the Corporation with written assurances, in form and substance satisfactory to the Corporation, that (a) the proposed disposition does not require registration of the Purchased Shares under the 1933 Act or (b) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or any exemption from registration available under the 1933 Act (including Rule 144) has been taken.

           4.  Restrictive Legends. The stock certificates for the Purchased
               -------------------
Shares shall be endorsed with the following restrictive legend:

               "The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares may not be sold or offered for sale in the absence of (a) an effective registration statement for the shares under such Act, (b) a no `action' letter of the Securities and Exchange Commission with respect to such sale or offer or (c) satisfactory assurances to the Corporation that registration under such Act is not required with respect to such sale or offer."

     C.    GENERAL PROVISIONS
           ------------------

           1.  No Employment or Service Contract. Nothing in this Agreement or
               ---------------------------------
in the Plan shall confer upon Optionee any right to continue in the Corporation's employ or service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's employment or service at any time for any reason, with or without cause.

           2.  Optionee Undertaking. Optionee hereby agrees to take whatever
               --------------------
additional action and execute whatever additional documents the Corporation may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Optionee or the Purchased Shares pursuant to the provisions of this Agreement.

           3.  Agreement is Entire Contract. This Agreement constitutes the
               ----------------------------
entire contract between the parties hereto with regard to the subject matter hereof.

           4.  Governing Law. This Agreement shall be governed by, and construed
               -------------
in accordance with, the laws of the State of California without resort to that State's conflict-of-laws rules.

         5.  Counterparts. This Agreement may be executed in counterparts, each
             ------------
of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         6.  Successors and Assigns. The provisions of this Agreement shall
             ----------------------
inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and upon Optionee, Optionee's permitted assigns and the legal representatives, heirs and legatees of Optionee's estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.


                                            EQUIPE TECHNOLOGIES

                                            By:
                                               ---------------------------------

                                            Title:
                                                  ------------------------------

                                            Address:
                                                    ----------------------------


                                            ------------------------------------



                                            ------------------------------------
                                                          OPTIONEE

                                            Address:
                                                    ----------------------------


                                            ------------------------------------

                                   APPENDIX
                                   --------

          The following definitions shall be in effect under the Agreement:

     A.   Agreement shall mean this Stock Purchase Agreement.
          ---------

     B.   Board shall mean the Corporation's Board of Directors.
          -----

     C.   Common Stock shall mean the Corporation's common stock.
          ------------

     D.   Corporation shall mean Equipe Technologies, a California corporation.
          -----------

     E.   Exercise Price shall have the meaning assigned to such term in
          --------------
Paragraph A.1.

     F.   Grant Date shall have the meaning assigned to such term in Paragraph
          ----------
A.1.

     G.   1933 Act shall mean the Securities Act of 1933, as amended.
          --------

     H.   Option shall have the meaning assigned to such term in Paragraph A.1.
          ------

     I.   Option Agreement shall mean all agreements and other documents
          ----------------
evidencing the Option.

     J.   Optionee shall mean the person to whom the Option is granted.
          --------

     K.   Purchased Shares shall have the meaning assigned to such term in
          ----------------
Paragraph A.1.

     L.   SEC shall mean the Securities and Exchange Commission.
          ---